Exhibit 99.1

FLOWSERVE CORPORATION ANNOUNCES COMMENCEMENT OF TENDER OFFER FOR ITS 1.250% SENIOR NOTES DUE 2022

September 14, 2020

DALLAS, September 14, 2020—Flowserve Corporation (NYSE: FLS) (the “Offeror”), a leading provider of flow control products and services for the global infrastructure markets, announced an offer to purchase for cash (such offer, the “Offer”) any and all of its outstanding 1.250% Senior Notes due March 17, 2022 (the “Notes”) from the holders of the Notes (each, a “Noteholder” and, collectively, the “Noteholders”). On the terms and subject to the conditions set out in the Tender Offer Memorandum dated September 14, 2020 (as it may be supplemented or amended from time to time) (the “Tender Offer Memorandum”), including the accompanying notice of guaranteed delivery (the “Notice of Guaranteed Delivery”), including the satisfaction (or waiver) of the New Issue Condition (as described herein), the Offeror launched an invitation to the Noteholders (subject to the “Offer and Distributions Restrictions” in the Tender Offer Memorandum) to tender their Notes for purchase at the Purchase Price. Capitalized terms used in this announcement but not defined herein have the meanings given to them in the Tender Offer Memorandum.

Copies of the Tender Offer Memorandum and the Notice of Guaranteed Delivery are available for Noteholders at the following Internet address: http://www.lucid-is.com/flowserve.

The Offer will expire at 5:00 p.m. (New York time) on September 21, 2020 (the “Expiration Deadline”) unless extended, re-opened, withdrawn or terminated at the sole discretion of the Offeror.

Description of Notes	ISIN	Aggregate Principal Amount Outstanding	Purchase Price(1)	Amount Subject to the Offer
1.250% Senior Notes due 2022 (the “Notes”)	XS1196536731	€500,000,000	€1,000	Any and all

1.	Represents the purchase price per €1,000 principal amount of the Notes (such consideration, the “Purchase Price”).

New Issue Condition

In addition, the Offeror announced on September 14, 2020, its intention to issue new U.S. dollar-denominated fixed rate notes (the “New Notes”). The purchase of any Notes by the Offeror pursuant to the Offer is subject to the successful completion of the offering of the New Notes, on terms and conditions satisfactory to the Offeror, in its sole discretion, including, but not limited to, the amount of gross proceeds received by the Offeror upon the issuance of the New Notes being sufficient to fund the purchase of the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Expiration Deadline (the “New Issue Condition”) or the waiver of such New Issue Condition at the sole discretion of the Offeror.

Rationale for the Offer

The purpose of the Offer, in conjunction with the proposed issuance of the New Notes, is to proactively manage the Offeror’s overall debt profile and to extend the debt maturity profile of the Offeror (subject to satisfaction of the New Issue Condition).

Details of the Offer

Subject to the Minimum Denomination in respect of the Notes, the price payable per €1,000 in principal amount of the Notes accepted for purchase will be €1,000 (the “Purchase Price”). In respect of any Notes accepted for purchase, the Offeror will also pay an amount equal to any accrued and unpaid interest on the relevant Notes from, and including, the interest payment date for the Notes immediately preceding the Settlement Date up to, but excluding, the Settlement Date, which is expected to be September 23, 2020 (the “Settlement Date”).

Notes repurchased will be cancelled. Notes that have not been validly tendered at or before the Expiration Deadline and accepted for purchase pursuant to the Offer will remain outstanding after the Settlement Date.

Indicative Timetable for the Offer

Date	Action
September 14, 2020	Commencement of the Offer Offer announced. Tender Offer Memorandum available from the Tender and Information Agent.

September 21, 2020 5:00 p.m. (New York time)

Expiration Deadline/Withdrawal Deadline

Deadline for receipt by the Tender and Information Agent of all Tender Instructions in order for Noteholders to be able to participate in the Offer and to be eligible to receive the Purchase Price and Accrued Interest Payment on the Settlement Date, and for Notes to be validly withdrawn by Noteholders, unless a later deadline is required by applicable law (as determined by the Offeror in its reasonable discretion).

As soon as reasonably practicable on September 22, 2020

Announcement of Result of Offer

The Offeror will announce (i) whether the New Issue Condition has been satisfied and (ii) its decision whether to accept valid tenders of Notes for purchase pursuant to the Offer (subject to the satisfaction or waiver at the sole discretion of the Offeror of the New Issue Condition if not already satisfied), including, if applicable, the Settlement Date for the Offer, and the results of the Offer in accordance with the methods set out in the Tender Offer Memorandum under the heading “Terms and Conditions of the Offer—Announcements”.

September 23, 2020 5:00 p.m. (New York Time)

Deadline for Delivery of Notes Tendered pursuant to the Guaranteed Delivery Procedures

If any Noteholder desires to tender their Notes and such Note certificates are not immediately available, such Noteholder must tender their Notes according to the Guaranteed Delivery Procedures described in the Tender Offer Memorandum under the heading “Procedures for Participating in the Offer” (which requires, among other things, the delivery of a properly completed and duly executed Notice of Guaranteed Delivery to the Tender and Information Agent before the Expiration Deadline) and deliver their Notes by 5:00 p.m. (New York Time) on September 23, 2020.

September 23, 2020

Expected Settlement Date

Subject to the satisfaction or waiver (at the sole discretion of the Offeror) of the New Issue Condition, the expected Settlement Date for the Offer. Payment of the Purchase Price and Accrued Interest Payment in respect of the Offer.

September 24, 2020

Expected Guaranteed Delivery Settlement Date

Subject to the satisfaction or waiver (at the sole discretion of the Offeror) of the New Issue Condition, the expected settlement of the Offer for Notes tendered pursuant to the Guaranteed Delivery Procedures described in the Tender Offer Memorandum under the heading “Procedures for Participating in the Offer—Summary of Action to be Taken—Procedures for Tender of Notes using Notice of Guaranteed Delivery”.

Unless stated otherwise, announcements in connection with the Offer will be made by the delivery of notices to the Clearing Systems for communication to Direct Participants. Announcements may also be made by the issue of a press release to one or more Notifying News Service(s). Copies of all announcements, notices and press releases can also be obtained from the Tender and Information Agent. Significant delays may be experienced where notices are delivered to the Clearing Systems and Noteholders are urged to contact the Tender and Information Agent for the relevant announcements during the course of the Offer.

Tender Instructions

The Offer of Notes for repurchase by the Offeror pursuant to the Offer may only be made by the submission of a valid Tender Instruction. The Offeror is not under any obligation to accept for purchase any Notes tendered pursuant to the Offer. The acceptance for purchase by the Offeror of Notes tendered pursuant to the Offer is at the sole and absolute discretion of the Offeror and tenders may be rejected by the Offeror for any reason. The Offeror reserves the right, in its sole and absolute discretion, to extend, re-open, withdraw or terminate the Offer and to amend or waive any of the terms and conditions of the Offer at any time following the announcement of the Offer. Details of any such extension, re-opening, withdrawal, termination, amendment or waiver will be notified to the Noteholders as soon as possible after such decision.

To tender Notes for purchase pursuant to the Offer, a holder of Notes should deliver, or arrange to have delivered on its behalf, via the relevant Clearing System and in accordance with the requirements of such Clearing System, a valid Tender Instruction that is received in each case by the Tender and Information Agent by the Expiration Deadline.

Tender Instructions must be submitted in respect of a principal amount of Notes of no less than the Minimum Denomination, being €100,000 and may be submitted in integral multiples of €1,000 thereafter.

Noteholders are advised to check with any bank, securities broker or other Intermediary through which they hold Notes when such Intermediary would require to receive instructions from a Noteholder in order for that Noteholder to be able to participate in, or withdraw their instruction to participate in, the Offer before the deadlines specified above. The deadlines set by any such Intermediary and each Clearing System for the submission and withdrawal of Tender Instructions will be earlier than the relevant deadlines specified above.

Noteholders are advised to read carefully the Tender Offer Memorandum for full details of and information on the procedures for participating in the Offer.

BofA Securities, Inc. is acting as sole dealer manager (“Dealer Manager”) for the Offer and Lucid Issuer Services Limited is acting as tender and information agent (“Tender and Information Agent”).

Questions and requests for assistance in connection with the Offer may be directed to the Dealer Manager at +44 207 996 5420, +1 (888) 292-0070 (U.S. toll-free), +1 (980) 387-3907 (U.S. collect) or DG.LM-EMEA@bofa.com.

Questions and requests for assistance in connection with the delivery of Tender Instructions may be directed to the Tender and Information Agent at +44 20 7704 0880 or flowserve@lucid-is.com.

Copies of the Tender Offer Memorandum and the Notice of Guaranteed Delivery are available for Noteholders at the following Internet address: http://www.lucid-is.com/flowserve.

DISCLAIMER:

This announcement does not contain or constitute an offer, or the solicitation of an offer, to buy, sell or subscribe for the Notes, the New Notes or other securities in the United States or any other jurisdiction. This announcement must be read in conjunction with the Tender Offer Memorandum. This announcement and the Tender Offer Memorandum contain important information which should be read carefully before any decision is made with respect to the Offer. If you are in any doubt as to the contents of this announcement, the Offer, the Tender Offer Memorandum or the action you should take, you are recommended to seek your own financial and legal advice, including tax advice relating to the tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal advisor. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer.

None of the Offeror, the Dealer Manager, the Tender and Information Agent or the trustee under the indenture governing the Notes (the “Trustee”), or any of their respective directors, officers, employees, agents or affiliates, makes any representation or recommendation whatsoever regarding this announcement, the Tender Offer Memorandum, the Offer or any recommendation as to whether Noteholders should tender Notes in the Offer or otherwise participate in the Offer or subscribe for the New Notes.

None of the Offeror, the Dealer Manager, the Tender and Information Agent, the Trustee, or any of their respective directors, officers, employees, agents or affiliates, assumes any responsibility for the accuracy or completeness of the information concerning the Offeror, the Notes, the Offer or the New Notes contained in this announcement or in the Tender Offer Memorandum. None of the Dealer Manager, the Tender and Information Agent, the Trustee, or any of their respective directors, officers, employees, agents or affiliates is acting for any Noteholder, or will be responsible to any Noteholder for providing any protections which would be afforded to its clients or for providing advice in relation to the Offer, and accordingly none of the Dealer Manager, the Tender and Information Agent, the Trustee or any of their respective directors, officers, employees, agents or affiliates) assumes any responsibility for any failure by the Offeror to disclose information with regard to the Offeror or the Notes which is material in the context of the Offer and which is not otherwise publicly available.

OFFER AND DISTRIBUTION RESTRICTIONS

Neither this announcement nor the Tender Offer Memorandum constitutes an invitation to participate in the Offer in any jurisdiction in which, or to any person to or from whom, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this announcement and the Tender Offer Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this announcement or the Tender Offer Memorandum comes are required by each of the Offeror, the Dealer Manager and the Tender and Information Agent to inform themselves about and to observe any such restrictions.

About Flowserve: Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s website at www.flowserve.com.

Forward Looking Statements: This announcement includes forward-looking statements. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this announcement are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: statements related to the expected timing, final terms and completion of the Offer and similar statements concerning anticipated future events and expectations that historical facts.

All forward-looking statements included in this announcement are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

Contacts

Media Contact:

Lars Rosene, Vice President, Corporate Communications & Public Affairs, (972) 443-6644